                                                                 Exhibit 24.1


                                 SMITH & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:
AMERICAN INSTITUTE OF                            10 WEST 100 SOUTH, SUITE #700
     CERTIFIED PUBLIC ACCOUNTANTS                SALT LAKE CITY, UTAH 84101
UTAH ASSOCIATION OF                              TELEPHONE: (801) 575-8297
     CERTIFIED PUBLIC ACCOUNTANTS                FACSIMILE: (801) 575-8306

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December 13, 1999

Board of Directors
Greenland Corporation
San Diego, California

RE: Consent to Use Our Audited Financial Statements as an Exhibit to S-8 Registration Statement

         This letter serves as our consent to the filing of our audited financial statements of Greenland Corporation, a Nevada corporation, dated April 14, 1999 for the year ending December 31, 1998.

Very Truly Yours,

/s/ Smith & Company

Smith & Company